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                                                                    EXHIBIT 99.9

             CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Frank
K. Bynum, Jr., hereby consent to be named as a person about to become a director of Citation Corporation in the Registration Statement on Form S-4 of Citation Corporation dated September 8, 1999.



                                     /s/ Frank K. Bynum, Jr.
                                     ------------------------------------
                                     Frank K. Bynum, Jr.

Dated: September 8, 1999